Exhibit 3.2

AMENDED AND RESTATED BY-LAWS

of

Aerie Pharmaceuticals, Inc.

As adopted as of November 21, 2022

AERIE PHARMACEUTICALS, INC.

A Delaware Corporation

AMENDED AND RESTATED
BY-LAWS

ARTICLE I
STOCKHOLDERS

1.          Annual Meeting.  Unless directors are elected by written consent in lieu of an annual meeting, an annual meeting of stockholders for the purposes of electing directors and of transacting such other business as may come before it shall be held commencing with the year 2022 on such date and time as shall be designated from time to time by the Board of Directors or the President, either within or without the State of Delaware, or not at any place, but instead held by means of remote communication, as may be determined by the Board of Directors.  If a written consent electing directors is less than unanimous, such action by written consent may be in lieu of holding an annual meeting only if all of the directorships to which directors could be elected at an annual meeting held at the effective time of such action are vacant and are filled by such action.

2.           Special Meeting.  Special meetings of stockholders for any purpose or purposes may be held at any time upon the call of the Chairman of the Board, if any, the President, the Secretary, or a majority of the Board of Directors, at such time and place either within or without the State of Delaware, or not at any place, but instead held by means of remote communication, as may be stated in a notice to stockholders.  A special meeting of stockholders shall be called by the President or the Secretary upon the written request, stating time, place (or if not at any place, the means of remote communication), and the purpose or purposes of the meeting, of stockholders who together own of record 25% of the outstanding stock of all classes entitled to vote at such meeting.

3.           Notice of Meetings.  Notice of stockholders’ meetings, stating the place, if any, date, and hour thereof, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given by the Chairman of the Board, if any, the President, any Vice President, the Secretary, or an Assistant Secretary, to each stockholder entitled to vote thereat at least ten days but not more than sixty days before the date of the meeting, unless a different period is prescribed by law, and except to the extent that such notice is waived or is not required as provided in the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”) or these By-Laws.  Such notice shall be given in accordance with, and shall be deemed effective as set forth in, Sections 222 and 232 (or any successor section or sections) of the Delaware General Corporation Law.

4.          Quorum.  Except as otherwise provided by law or in the Certificate of Incorporation or these By-Laws, at any meeting of stockholders, the holders of a majority in voting power of the outstanding shares entitled to vote at the meeting shall be present or represented by proxy in order to constitute a quorum for the transaction of any business.  In the absence of a quorum, a majority in interest of the stockholders present or the chairman of the meeting may adjourn the meeting from time to time in the manner provided in Article I, Section 5 of these By-Laws until a quorum shall attend.

5.          Adjournment.  Any meeting of stockholders, whether annual or special, may adjourn from time to time to reconvene at the same or some other place, if any place, and notice need not be given of any such adjourned meeting if the time and place (if any) thereof are announced at the meeting at which the adjournment is taken.  At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.  If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.  If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.  If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting.

6.          Organization.  The Chairman of the Board, if any, or in his absence the President, or in his absence any Vice President, shall call to order meetings of stockholders and shall act as chairman of such meetings.  The Board of Directors or, if the Board fails to act, the stockholders may appoint any stockholder, director, or officer of the Corporation to act as chairman of any meeting in the absence of the Chairman of the Board, the President, and all Vice Presidents.  The Secretary of the Corporation shall act as secretary of all meetings of stockholders, but, in the absence of the Secretary, the chairman of the meeting may appoint any other person to act as secretary of the meeting.

7.          Voting.  Except as otherwise provided by law or in the Certificate of Incorporation or these By-Laws and except for the election of directors, at any meeting duly called and held at which a quorum is present, a majority of the votes cast at such meeting upon a given question by the holders of outstanding shares of stock of all classes of stock of the Corporation entitled to vote thereon who are present in person or by proxy shall decide such question.  At any meeting duly called and held for the election of directors at which a quorum is present, those directors receiving a plurality of the votes cast by the holders of shares of any class or series entitled to elect directors as a class shall be elected.

8.          Action Without a Meeting.  Unless otherwise restricted by the  Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation in accordance with applicable law.

ARTICLE II
BOARD OF DIRECTORS

1.          Number and Term of Office.  The business, property, and affairs of the Corporation shall be managed by or under the direction of a board of at least one director; provided, however, that the Board, by resolution adopted by vote of a majority of the then authorized number of directors, may increase or decrease the number of directors.  The Board of Directors shall initially consist of the persons named as directors in the Certificate of Incorporation or elected by the incorporator of the Corporation.  The directors shall be elected by the holders of shares entitled to vote thereon at the annual meeting of stockholders (unless directors are elected by written consent pursuant to Article I, Section 1 of these By-Laws), and each shall serve (subject to the provisions of Article IV) until the next succeeding annual meeting of stockholders and until his respective successor is elected and qualified or until the director’s earlier death, resignation or removal.

2.          Chairman of the Board.  The directors may elect one of their members to be Chairman of the Board of Directors.  The Chairman shall be subject to the control of and may be removed by the Board of Directors.  He shall perform such duties as may from time to time be assigned to him by the Board.

3.          Meetings.  Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board.

4.          Special Meetings.  Special meetings of the Board may be called by the Chairman of the Board or the President on one day’s notice to each director, either personally or by telephone, express delivery service (so that the scheduled delivery date of the notice is at least one day in advance of the meeting), telegram, facsimile transmission, electronic mail (effective when directed to an electronic mail address of the director), or other electronic transmission, as defined in Section 232(c) (or any successor section) of the Delaware General Corporation Law (effective when directed to the director), and on five days’ notice by mail (effective upon deposit of such notice in the mail).  The notice need not describe the purpose of a special meeting.

5.          Quorum and Organization of Meetings.  A majority of the total number of members of the Board of Directors as constituted from time to time shall constitute a quorum for the transaction of business, but, if at any meeting of the Board of Directors (whether or not adjourned from a previous meeting) there shall be less than a quorum present, a majority of those present may adjourn the meeting to another time and place, and the meeting may be held as adjourned without further notice or waiver.  Except as otherwise provided by law or in the Certificate of Incorporation or these By-Laws, a majority of the directors present at any meeting at which a quorum is present may decide any question brought before such meeting.  Meetings shall be presided over by the Chairman of the Board, if any, or in his absence, by the President, or in the absence of both by such other person as the directors may select.  The Secretary of the Corporation shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

6.           Committees.  The Board of Directors may, by resolution passed by the Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation.  The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.  Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the power and authority of the Board of Directors in the management of the business, property, and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have power or authority which is prohibited to  such committee by the Delaware General Corporation Law.  Each committee which may be established by the Board of Directors pursuant to these By-Laws may fix its own rules and procedures.  Notice of meetings of committees, other than of regular meetings provided for by the rules, shall be given to committee members.  All action taken by committees shall be recorded in minutes of the meetings.

7.          Action Without Meeting.  The Board of Directors or any committee designated by the Board may take any action required or permitted to be taken by them without a meeting unless otherwise prohibited by law or the Certificate of Incorporation.  The action must be evidenced by one or more consents in writing or by electronic transmission describing the action taken, signed by each director, and delivered to the Corporation for inclusion in the minute book.

8.          Telephone Meetings.  Nothing contained in these By-Laws shall be deemed to restrict the power of members of the Board of Directors, or any committee designated by the Board, to participate in a meeting of the Board, or committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other.  A director participating in a meeting by this means is deemed to be present in person at the meeting.

ARTICLE III
OFFICERS

1.          Executive.  The executive officers of the Corporation shall be a President, one or more Vice Presidents, a Treasurer, and a Secretary, each of whom shall be elected by the Board of Directors.  The Board of Directors may elect or appoint such other officers (including a Controller, a Chief Executive Officer and one or more Assistant Secretaries) as it may deem necessary or desirable.  Each officer shall hold office for such term as may be prescribed by the Board of Directors from time to time.  Any person may hold at one time two or more offices.

2.          Powers and Duties.  The Chairman of the Board, if any, or, in his absence, the President, shall preside at all meetings of the stockholders and of the Board of Directors.  Unless otherwise provided by the Board of Directors, the President shall be the chief executive officer of the Corporation.  In the absence of the President, a Vice President appointed by the President or, if the President fails to make such appointment, by the Board, shall perform all the duties of the chief executive officer of the Corporation.  The officers and agents of the Corporation shall each have such powers and authority and shall perform such duties in the management of the business, property and affairs of the Corporation as generally pertain to their respective offices, as well as such powers and authorities and such duties as from time to time may be prescribed by the Board of Directors.

ARTICLE IV
RESIGNATIONS, REMOVALS, AND VACANCIES

1.          Resignations.  Any director or officer of the Corporation, or any member of any committee, may resign at any time by giving written or electronic notice to the Board of Directors, the President, or the Secretary of the Corporation.  Any such resignation shall take effect at the time specified therein or, if the time be not specified therein, then upon receipt thereof.  The acceptance of such resignation shall not be necessary to make it effective unless the resignation provides otherwise.

2.          Removals.  The Board of Directors, by a vote of not less than a majority of the entire Board, at any meeting thereof, or by written consent, at any time, may, to the extent permitted by law, remove with or without cause, from office or terminate the employment of any officer or member of any committee and may, with or without cause, disband any committee.  Any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority in voting power of the shares entitled at the time to vote at an election of directors.

3.          Vacancies.  Any vacancy in the office of any director through death,  resignation, removal, disqualification, or other cause, and any additional directorship resulting from any increase in the number of directors, may be filled at any time by a majority of the directors then in office (even though less than a quorum remains) or by the stockholders, and, subject to the provisions of this Article IV, the person so chosen shall hold office until his successor shall have been elected and qualified.  Any vacancy in the office of any officer may be filled by resolution of the Board of Directors.

ARTICLE V
CAPITAL STOCK

1.          Certificates Representing Shares.  The shares of stock of the Corporation shall be represented by certificates; provided that the Board of Directors may provide by resolution or resolutions that some or all of any class or series shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock. If shares are represented by certificates, such certificates shall be in the form, other than bearer form, approved by the Board of Directors. The certificates representing shares of stock of each class shall be signed by, or in the name of, the Corporation by any two authorized officers of the Corporation. Any or all such signatures may be facsimiles. Although any officer, transfer agent, or registrar whose manual or facsimile signature is affixed to such a certificate ceases to be such officer, transfer agent, or registrar before such certificate has been issued, it may nevertheless be issued by the Corporation with the same effect as if such officer, transfer agent, or registrar were still such at the date of its issue.

2.          Transfer of Shares.  Shares of stock of the Corporation shall be transferable in the manner prescribed by law and in these By-Laws. Transfers of stock shall be made on the books of the Corporation only by the holder of record thereof, by such person's attorney lawfully constituted in writing and, in the case of certificated shares, upon the surrender of the certificate thereof, which shall be cancelled before a new certificate or uncertificated shares shall be issued. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred. To the extent designated by the president or any vice president or the treasurer of the Corporation, the Corporation may recognize the transfer of fractional uncertificated shares, but shall not otherwise be required to recognize the transfer of fractional shares.

3.          Record Date.

3.1.          Actions by Stockholders.  In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty days nor less than ten days before the date of such meeting.  If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination.  If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  A determination of stockholders of record entitled to notice of or to vote at a meeting  of stockholders shall apply to any adjournment of the meeting, provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.  In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors.  If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by the Delaware General Corporation Law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in the manner prescribed by Section 213(b) of the Delaware General Corporation Law.  If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the Delaware General Corporation Law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

3.2.          Payments.  In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action.  If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

4.          Lost Certificates.  The Corporation or any transfer agent of the Corporation may direct a new certificate or certificates representing stock of the Corporation to be issued in place of any certificate or certificates theretofore issued by the Corporation, alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen, or destroyed.  When authorizing such issue of a new certificate or certificates, the Corporation (or any transfer agent of the Corporation authorized to do so by a resolution of the Board of Directors) may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond in such sum as the Corporation (or any transfer agent so authorized) shall direct to indemnify the Corporation against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed or the issuance of such new certificates, and such requirement may be general or confined to specific instances.

5.          Regulations.  The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, registration, cancellation, and replacement of certificates representing stock of the Corporation.

ARTICLE VI
INDEMNIFICATION

1.          Indemnification of Directors and Officers.  The Corporation shall indemnify and hold harmless, to the fullest extent permitted by the Delaware General Corporation Law as it presently exists or may hereafter be amended, any director or officer of the Corporation who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person in connection with any such Proceeding.  The Corporation shall be required to indemnify a person in connection with a Proceeding initiated by such person only if the Proceeding was authorized by the Board of Directors.

2.          Indemnification of Others.  The Corporation shall have the power to indemnify and hold harmless, to the extent permitted Corporation applicable law as it presently exists or may hereafter be amended, any employee or agent of the Corporation who was or is made or is threatened to be made a party or is otherwise involved in any Proceeding by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person in connection with any such Proceeding.

3.          Prepayment of Expenses.  The Corporation shall pay the expenses incurred by any officer or director of the Corporation, and may pay the expenses incurred by any employee or agent of the Corporation, in defending any Proceeding in advance of its final disposition; provided, however, that the payment of expenses incurred by a person in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the person to repay all amounts advanced if it should be ultimately determined that the person is not entitled to be indemnified under this Article VI or otherwise.

4.          Determination; Claim.  If a claim for indemnification or payment of expenses under this Article VI is not paid in full within sixty days after a written claim therefor has been received by the Corporation the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim.  In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

5.          Non-Exclusivity of Rights.  The rights conferred on any person by this Article VI shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the certificate of incorporation, these By-Laws, agreement, vote of stockholders or disinterested directors or otherwise.

6.          Insurance.  The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of the Delaware General Corporation Law.

7.          Other Indemnification.  The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or non-profit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

8.          Amendment or Repeal.  Any repeal or modification of the foregoing provisions of this Article VI shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

ARTICLE VII
MISCELLANEOUS

1.          Corporate Seal.  The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization, and the words “Corporate Seal” and “Delaware”.

2.          Fiscal Year.  The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

3.          Notices and Waivers Thereof.  Wherever any notice whatsoever is required by law, the Certificate of Incorporation, or these By-Laws to be given to any stockholder, director, or officer, such notice, except as otherwise provided by law, may be given personally, or by mail, e-mail, telex, telecopy, telegraph, cable or overnight courier addressed to such address as appears on the books of the Corporation.  Any notice given by e-mail, telex, telecopy, telegraph or cable shall be deemed to have been given when it shall have been delivered for transmission, and any notice given by mail or overnight courier shall be deemed to have been given when it shall have been deposited in the United States mail with postage thereon prepaid or given to such courier service, as applicable.  In addition to the foregoing, any notice to stockholders required by law, the Certificate of Incorporation or these By-Laws may be given by means of electronic transmission as defined in Section 232(c) (or any successor section) of the Delaware General Corporation Law, and any such notice shall be deemed to have been given in accordance with such section.  Whenever any notice is required to be given by law, the Certificate of Incorporation, or these By-Laws, a written waiver thereof, signed by the person entitled to such notice, or made by electronic transmission as defined in Section 232(c) of the Delaware General Corporation Law (or any successor section) by the person entitled to the notice, whether before or after the meeting or the time stated therein, shall be deemed equivalent in all respects to such notice to the full extent permitted by law.  Any such waiver shall be delivered to the Corporation for inclusion in the minute book.  Notwithstanding the foregoing, a director’s or stockholder’s attendance at or participation in a meeting waives any required notice to the director or stockholder of the meeting unless the director or stockholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

4.          Stock of Other Corporations or Other Interests.  Unless otherwise ordered by the Board of Directors, the President, the Secretary, and such attorneys or agents of the Corporation as may be from time to time authorized by the Board of Directors, or the President, shall have full power and authority on behalf of the Corporation to attend and to act and vote in person or by proxy at any meeting of the holders of securities of any corporation or other entity in which the Corporation owns or holds shares or other securities, and at such meetings shall possess and may exercise all the rights and powers incident to the ownership of such shares or other securities which the Corporation, as the owner or holder thereof, might have possessed and exercised if present.  The President, the Secretary, or such attorneys or agents, may also execute and deliver on behalf of the Corporation powers of attorney, proxies, consents, waivers, and other instruments relating to the shares or securities owned or held by the Corporation.

ARTICLE VIII
AMENDMENTS

The holders of shares entitled at the time to vote for the election of directors shall have power to adopt, amend, or repeal these By-Laws and, except as otherwise provided by law, the Board of Directors shall have power equal in all respects to that of the stockholders to adopt, amend, or repeal these By-Laws.  However, any By-Law adopted by the Board may be amended or repealed by vote of the stockholders.

ARTICLE IX
PROVISIONS

These By-Laws shall be subject to such provisions of the statutory and common laws of the State of Delaware as may be applicable to corporations organized under the laws of the State of Delaware.  References herein to provisions of law shall be deemed to be references to the aforesaid provisions of law unless otherwise explicitly stated.  All references in these By-Laws to such provisions of law shall be construed to refer to such provisions as from time to time amended.

ARTICLE X
CERTIFICATE OF INCORPORATION

These By-Laws shall be subject to the Certificate of Incorporation of the Corporation.  All references in these By-Laws to the Certificate of Incorporation shall be construed to mean the Certificate of Incorporation of the Corporation as from time to time amended and/or restated.